UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 13, 2006

                            PHANTOM FIBER CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                  001-15627                    042451506
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
     of Incorporation)               Number)              Identification Number)

         144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7
              (Address of principal executive offices) (zip code)

                                 (416) 703-4007
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

      Effective February 13, 2006, Konstantine (Gus) Lucas and Stephen Gesner were appointed as directors of Phantom Fiber Corporation (the "Company") to fill vacancies on the Board of Directors. There was no arrangement or understanding between either of Messrs. Lucas or Gesner and any other person pursuant to which they were selected as directors. Neither Mr. Lucas nor Mr. Gesner have been named to a committee of the Board of Directors and the Company at this time has not determined which, if any, committee of the Board of Directors Mr. Lucas or Mr. Gesner will be named.

      Konstantine (Gus) Lucas, age 58, currently serves as Executive Vice President, Warner Bros. Domestic Cable Distribution. Prior to his Warner Bros. employment, from September 1998 until April 2000, Mr. Lucas was a consultant to the media industry including cable networks and MGM Studios. Prior to that, from May 1995 to August 1998, Mr. Lucas was President of Programming for the Family Channel. Before joining the Family Channel, from August 1986 to September 1993, Mr. Lucas was Executive Vice-President, Viacom Entertainment Group, and President, West Coast Operations and Viacom Productions. Prior to that, from March 1970 until July 1986, Mr. Lucas held several positions at ABC Entertainment, culminating in his position as Vice-President and assistant to the President of ABC Entertainment.

      Stephen Gesner, age 50, currently serves as the Chief Information Officer of Meridian Credit Union. Prior to such service, from May 2004 to March 2005, Mr. Gesner was the Vice President of Financial Services Marketing for TELUS Communications and from May 2003 to December 2003 served as the CTO for Cap Gemini Ernst and Young Canada. Before that Mr. Gesner worked for 14 years with TD Bank Financial Group, beginning in January 1989 as a consultant in the Cash Management Group and moving through various senior roles culminating in his position as Senior Vice President and Chief Technology Officer from March 2000 through November 2002. Mr. Gesner began his career with Ford Motor Company of Canada in September 1979 and held several positions in Finance, Treasury, Production Planning, and Industrial Relations through December 1988. Mr. Gesner holds an Honours BSc from York University (1977) and an M.B.A from the Schulich School of Business (1979). He is a member of the Technical Advisory Board of Kinitos Software (April 2003) as well as a member of the J.L. Albright III Venture Fund Advisory Board (August 2002). He is also on the Board of Directors for Smart Systems for Health Agency.

      Mr. Lucas currently owns approximately 11% of the Company's outstanding common stock which he purchased from the Company pursuant to private placement transactions. Except for such transactions, there has been no other transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Mr. Lucas or Mr. Gesner had or is to have a direct or indirect material interest.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PHANTOM FIBER CORPORATION


Dated: February 17, 2006            By: /s/ Jeffrey Halloran
                                       ----------------------------------------
                                    Name: Jeffrey Halloran
                                    Title:President, Chief Executive Officer,
                                          Principal Financial Officer, Principal
                                          Accounting Officer and Director




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